Exhibit 4.12





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                        FIRST AMENDMENT TO LOAN AGREEMENT



                          Dated as of February 1, 2004

                                     Between

         STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY



                                       and



                      UNION ELECTRIC COMPANY, DBA AMERENUE
                  ---------------------------------------------
                     Supplementing and amending that certain
                                 Loan Agreement
                          dated as of September 1, 1998


                                   $50,000,000
         State Environmental Improvement and Energy Resources Authority
                Environmental Improvement Revenue Refunding Bonds
                        (Union Electric Company Project)
                                  Series 1998B
                  ---------------------------------------------






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



                        FIRST AMENDMENT TO LOAN AGREEMENT
                            ------------------------


                                TABLE OF CONTENTS

 (This Table of Contents is not a part of the First Amendment to Loan Agreement and is only for convenience of reference.)


SECTION                                                HEADING                                                   PAGE
ARTICLE I                  DEFINITIONS............................................................................2

       Section 1.01.       Definitions of Terms...................................................................2

ARTICLE II                 AMENDMENTS TO ORIGINAL AGREEMENT.......................................................2

       Section 2.01.       Amendment to Article III of the Original Agreement.....................................2
       Section 2.02.       Amendments to Article V of the Original Agreement......................................2
       Section 2.03.       Amendments to Article VI of the Original Agreement.....................................6
       Section 2.04.       Amendment to Section 8.1 of the Original Agreement.....................................7
       Section 2.05.       Amendments to Article IX of the Original Agreement.....................................7
       Section 2.06.       Amendments to Section 10.4 of the Original Agreement...................................8

ARTICLE III                MISCELLANEOUS..........................................................................8

       Section 3.01.       Agreement Confirmed....................................................................8
       Section 3.02.       Severability...........................................................................8
       Section 3.03.       Counterparts...........................................................................8
       Section 3.04.       Applicable Provisions of Law...........................................................8
       Section 3.05.       Effective Date.........................................................................8


                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is made and entered into as of February 1, 2004 between the STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY of the State of Missouri, a body corporate and politic and a governmental instrumentality of the State of Missouri (the "Issuer"), and UNION ELECTRIC COMPANY, a Missouri corporation doing business as AMERENUE (the "Company"):


                                   WITNESSETH:

     WHEREAS, on September 4, 1998 the Issuer issued its Environmental Improvement Revenue Refunding Bonds (Union Electric Company Project) Series 1998B (the "Bonds") in the original aggregate principal amount of $50,000,000 pursuant to an Indenture of Trust dated as of September 1, 1998 (the "Original Indenture") by and between the Issuer and UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A. (the "Trustee"); and

     WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company executed and delivered the Loan Agreement dated as of September 1, 1998 by and between the Issuer and the Company (the "Original Agreement"); and

     WHEREAS, the Original Indenture is being amended and restated by the Amended and Restated Indenture of Trust of even date herewith in order to add provisions relating to a bond insurance policy for the Bonds and to permit the delivery to the Trustee by the Company of its mortgage bonds to further secure the Bonds; and

     WHEREAS, Section 11.01 of the Original Indenture provides that the Issuer and the Company may, without notice to or the consent of any Bondholder, enter into an agreement supplemental to the Original Agreement to make changes in connection with any authorized amendment or supplement to the Indenture, and
Section 10.4 of the Original Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

     WHEREAS, the Issuer and the Company desire to enter into this First Amendment, as permitted by Section 11.01 of the Original Indenture and Section
10.4 of the Original Agreement, in order to amend the Original Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions of Terms. For all purposes of this First Amendment, in addition to the terms defined above in the WHEREAS clauses, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this First Amendment.


                                   ARTICLE II

                        AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.01. Amendment to Article III of the Original Agreement. The last clause of Section 3.5 of the Original Agreement is hereby amended to read as follows:

               ", provided that the Trustee and the Bond Insurer receive a Favorable Opinion of Tax Counsel prior to such abandonment."

     Section 2.02. Amendments to Article V of the Original Agreement. (a) Subsection 5.1(a) of the Original Agreement is hereby amended to read as follows:

                    "(a)  The  Company  will  repay  the  loan  made to it under
               Section 4.1 as follows: Before the close of business (local time at the principal corporate office of the Registrar) on the day before each day on which any payment of either principal of or interest on the Bonds, or both, shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay, in immediately available funds, an amount which, together with other moneys held by the Tender Agent or by the Trustee under the Indenture and available therefor, will enable the Registrar to make such payment in full in a timely manner. If such day on which any payment shall become due is not a Business Day, then the payment required by this Section shall be made on or before the preceding Business Day. If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds."

     (b) The last paragraph of Section 5.1 of the Original Agreement is hereby amended to read as follows:

                    "All amounts  payable  under this Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders and the Bond Insurer. The

               Company consents to such assignment. Accordingly, the Company will pay directly to the Registrar at its principal corporate trust office all payments payable by the Company pursuant to this Section."

     (c) There is hereby added a new paragraph to the end of Section 5.1 of the Original Agreement to read as follows:

                    "The  Company  agrees to make all  payments  when due on the
               First Mortgage Bonds. If for any reason amounts paid to the Trustee on the First Mortgage Bonds, together with other moneys held by the Trustee and available for that purpose, would not be sufficient to make the corresponding payments of principal of, premium, if any, and interest on the Bonds corresponding to such First Mortgage Bonds when such payments become due, the Company will pay the amounts required from time to time to make up any such deficiency."

     (d) A new Subsection 5.2(d) is hereby added to the end of Section 5.2 of the Original Agreement to read as follows:

                    "(d)  Notwithstanding  any provision herein to the contrary, payment to the Bond Insurer of all amounts due under the Insurance Agreement pursuant to the terms of the Insurance Agreement."

     (e) Section 5.3 of the Original Agreement is hereby amended to read as follows:

                    "Section  5.3.  Prepayments.  The  Company  may at any  time prepay to the Registrar all or any part of the amounts payable under Section 5.1. A prepayment will not relieve the Company of its obligations under this Loan Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture and all amounts due the Bond Insurer have been paid. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption."

     (f) Section 5.4 of the Original Agreement is hereby amended to read as follows:

                    "Section  5.4.  Obligations  of Company  Unconditional.  The
               Company agrees that the obligations of the Company to make the payments required by Sections 5.1 and 5.3 and to perform its other agreements contained in this Loan Agreement shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid, or provision for the payment of the Bonds made in accordance with the Indenture, and the Bond Insurer is paid in full, the Company (a) will not suspend or discontinue any payments provided for in Section 5.1, (b) will perform all its other agreements in this Loan Agreement and (c) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Loan Agreement."

     (g) Section 5.5, Section 5.6 and Section 5.7 are hereby added to the end of
Article V of the Original Agreement to read as follows:

                    "Section  5.5.  First  Mortgage  Bonds.  The  Company  shall execute and deliver to the Trustee, as assignee of the Issuer, its First Mortgage Bonds. The form of the First Mortgage Bonds will be substantially as set forth in the Company's Supplemental Indenture to its Mortgage executed and delivered to the Trustee on the effective date of this First Amendment."

                    "Section  5.6.  Payment  of the Bonds from  Payments  of the
               First Mortgage Bonds and Other Amounts. Payments of principal of, and premium, if any, and interest on, the First Mortgage Bonds by the Company to the Trustee, as assignee of the Issuer, shall constitute payments of such amounts on the loan under Section 5.1(a) or of the purchase price for the Bonds under Section 5.1(b). The Bonds shall be payable from payments made by the Company to the Trustee of principal and interest on the First Mortgage Bonds delivered hereunder. Payments of principal of or premium, if any, or interest on, or the purchase price for, the Bonds with moneys held under the Indenture for such payment shall be deemed to be like payments with respect to the First Mortgage Bonds. The obligations of the Company to make payments under the First Mortgage Bonds shall be absolute and unconditional. Whenever the Bonds are redeemable in whole or in part, the Issuer will redeem the same upon the request of the Company, and the Company covenants and agrees to pay an amount equal to the applicable redemption price of the Bonds as a prepayment of principal of and interest due on the First Mortgage Bonds. If the Company prepays the First Mortgage Bonds, the Company's obligations under Section 5.1 will be satisfied and there will be a corresponding redemption of the Bonds. Whenever payment or provision therefor has been made in respect of the principal of or
                                      -4-
               interest on all or any portion of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration), the First Mortgage Bonds shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal or interest on the Bonds. If the Bonds or any portion thereof are thereby deemed paid in full, First Mortgage Bonds in a principal amount equal to the principal amount of the Bonds so deemed to be paid shall be cancelled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under this Loan Agreement or the Indenture, all payments shall be in the full amount required under the First Mortgage Bonds.

                    The Issuer, by the terms of the Indenture, shall require the
               Trustee to notify in writing the Mortgage Trustee of all payments or credits with respect to the First Mortgage Bonds.

                    All First  Mortgage  Bonds shall equally and ratably  secure all outstanding Bonds."

                    "Section  5.7.   Assignment  of  Issuer's  Rights  to  First
               Mortgage Bonds. As security for the payment of its Bonds, the Issuer hereby pledges and assigns to the Trustee the First Mortgage Bonds and the right to receive payments thereunder. The Issuer directs the Company, and the Company agrees, to pay to the Trustee at its principal corporate trust office all payments on the First Mortgage Bonds, and other payments due and payable to the Trustee hereunder. The Company will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee or the Issuer. The Issuer hereby agrees that the Trustee as assignee may enforce any and all rights and remedies hereunder, but retains the right to also proceed in its own name against the Company for the enforcement of the specific performance of any obligation of the Company under Sections 5.2, 7.2 and 9.3; provided, that in any such action seeking specific performance, the Issuer shall have no rights with respect to the First Mortgage Bonds and in such event the obligation of the Company to make the payments required to repay the loan hereunder and the purchase price for the Bonds and payments required under the First Mortgage Bonds shall remain unconditional as provided in Section 5.4.

                    The Issuer and the Company covenant and agree that the First
               Mortgage Bonds will at all times be (i) in fully registered (both principal and interest) form; (ii) registered in the name of the Trustee; (iii) non-transferable except as provided in the Mortgage;

               and  (iv)   appropriately   marked  to   indicate   clearly   the
               restrictions on the transfer thereof imposed by this Loan Agreement."

     Section  2.03.  Amendments  to Article VI of the  Original  Agreement.  (a)
Section 6.1 of the Original Agreement is hereby amended to read as follows:

                    "Section 6.1.  Maintenance of Existence.  The Company agrees that during the term of this Loan Agreement and so long as any Bond is outstanding, it will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Company) to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless the Company's actions shall be permitted under the terms of the Insurance Agreement and (a) in the case of any merger or consolidation, the Company is the surviving corporation, or (b)(i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the Company under this Loan Agreement, the Mortgage and the First Mortgage Bonds and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation or transfer."

          (b) A new sentence is hereby added to the end of Section 6.2 of the Original Agreement to read as follows:

               "A copy of each such report furnished to the Trustee will be filed with the Bond Insurer."

          (c) The second paragraph of Section 6.5 of the Original Agreement is hereby amended to read as follows:

                    "The  Company  covenants  and agrees to notify  promptly the
               Trustee, Issuer and the Bond Insurer of the occurrence of any event of which the Company has notice and which event would require the Company to prepay the amounts due hereunder because of a redemption upon a determination of taxability."

          (d) Section 6.7 of the Original Agreement is hereby deleted.

          (e) Section 6.9 of the Original Agreement is hereby amended to read as follows:

               "The Company shall not purchase or otherwise acquire Bonds without the prior written consent of the Bond Insurer unless the Company redeems or cancels such Bonds on the day of any such purchase."

          Section  2.04.  Amendment  to Section 8.1 of the  Original  Agreement.
     Section 8.1 of the Original Agreement is hereby amended to read as follows:

               "The Company may assign its rights and obligations under this Loan Agreement with the prior written consent of the Issuer and the Bond Insurer, but no assignment will relieve the Company from primary liability for any obligations under this Loan Agreement."

          Section 2.05. Amendments to Article IX of the Original Agreement. (a) The first paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                    "Whenever  any  Event of  Default  under the  Indenture  has occurred and is continuing, the Trustee may, with the consent of the Bond Insurer and shall, upon direction of the Bond Insurer, take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement or in the First Mortgage Bonds."

     (b) The last paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                    "Except as may  otherwise  be provided  under the  Mortgage, nothing in this Loan Agreement shall be construed to permit the Issuer, the Trustee, any Bondholder or any receiver in any proceeding brought under the Indenture to take possession of or exclude the Company from possession of the Project by reason of the occurrence of an Event of Default."

     (c) Section 9.2 of the Original Agreement is hereby amended to read as follows:

                    "Section  9.2.  Delay  Not  Waiver;  Remedies.  A  delay  or omission by the Issuer, the Bond Insurer or the Trustee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative."

     Section  2.06.  Amendments  to  Article X of the  Original  Agreement.  (a)
Section 10.4 of the Original Agreement is hereby amended to read as follows:

               "After the issuance of the Bonds, this Loan Agreement may not be effectively amended or terminated without the written consent of the Trustee, the Bond Insurer and the Tender Agent and in accordance with the provisions of the Indenture."

          (b) Section 10.11 is hereby added to the end of Article X of the Original Agreement to read as follows:

                    "Section 10.11. Third Party Beneficiary. The Bond Insurer is
               a third party beneficiary of this Loan Agreement."


                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01. Agreement Confirmed. Except as amended by this First Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this First Amendment shall be deemed to have been amended as herein set forth.

     Section 3.02. Severability. If any provision of this First Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     Section 3.03. Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 3.04. Applicable Provisions of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

     Section 3.05. Effective Date. This First Amendment shall become effective on the date the Trustee has received the consent of the Trustee to the execution hereof.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be executed in their respective corporate names, and the Issuer has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

                                         STATE ENVIRONMENTAL IMPROVEMENT AND
                                           ENERGY RESOURCES AUTHORITY


                                         By /s/ Charles D. Banks
                                           -------------------------------------
                                                        Chairman


[SEAL]

ATTEST:

By /s/ Deron L. Cherry
  --------------------------------
             Secretary

                                         UNION ELECTRIC COMPANY, DBA AMERENUE


                                         By: /s/ Jerre E. Birdsong
                                            ------------------------------------
                                         Title:  Vice President and Treasurer

                             CONSENT OF THE TRUSTEE

     Pursuant  to  Section  10.4  of  the  Loan  Agreement   between  the  State
Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Issuer") and Union Electric Company dba AmerenUE (the "Company"), dated as of September 1, 1998, UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A., as Trustee, hereby consents to the execution and delivery of the First Amendment to Loan Agreement dated as of February 1, 2004 between the Issuer and the Company.


                                    UMB BANK & TRUST, N.A., successor to State
                                      Street Bank and Trust Company of Missouri,
                                      N.A.



                                    By /s/ Rebecca A. Dengler
                                      -----------------------------------------
                                      Its  Authorized Officer

Date:  February 24, 2004